Brilliant Earth Reports Second Quarter Results and Raises Annual Profitability Guidance
Delivered 6% Y/Y Net Sales Growth and $5.8M Adjusted EBITDA, Exceeding High End of Guidance Range
Expanded Gross Margin by 360 bps Sequentially
Drove 32% Y/Y Bookings Growth in Fine Jewelry
Raises Annual Profitability Guidance

SAN FRANCISCO, Calif. – August 6, 2026 (GLOBE NEWSWIRE) – Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, global leader in ethically sourced fine jewelry, today announced financial results for the three and six months ended June 30, 2026.
Second Quarter 2026 Highlights (quarterly period ended June 30, 2026):
•Delivered Net Sales of $115.1 million in the second quarter, exceeding the high end of the Company's guidance range
•Drove another strong quarter of fine jewelry bookings, with 32% year-over-year bookings growth, highlighting continued success in diversification beyond bridal heritage
•Opened 43rd showroom in San Antonio, the Company's second iteration of its new flagship concept Showroom of the Future
•Achieved Gross Margin of 57.9% in the second quarter, a 360 bps sequential improvement, demonstrating the agility of the Company's business model
•Drove 250 basis points of year-over-year leverage in adjusted operating expense as a percentage of Net Sales, demonstrating the Company's ability to increase profitability while continuing to drive growth
•Delivered profitability exceeding the Company's Adjusted EBITDA guidance range:
◦GAAP Net income was $0.8 million for the second quarter 2026; and
◦Adjusted EBITDA was $5.8 million for the second quarter 2026
•Raises annual Adjusted EBITDA guidance

"We're thrilled with our second quarter results, with both Net Sales and Adjusted EBITDA well exceeding our guidance range. Our team's ability to drive top line growth, expand gross margin and improve operating expense leverage is the level of execution that continues to be a key differentiator for Brilliant Earth," said Beth Gerstein, Co-Founder and Chief Executive Officer of Brilliant Earth. "Fine jewelry continues to outperform and drive our intentional diversification beyond bridal. And the evolution, and elevation, of our retail strategy continues, with the opening of our new San Antonio showroom, the second iteration of our new showroom concept. Our second quarter results highlight the strengths of our premium brand, seamless omnichannel customer experience, and asset-light, data driven business model.” Jeff Kuo, Chief Financial Officer added, "Given our strong second quarter performance and confidence in the second half of the year, we are raising our annual profitability guidance."

Second Quarter Results

	Q2 2026	Q2 2025	% Change*
Total Orders	51,442	52,535	(2.1)%
AOV	$2,238	2,074	7.9%
($ in millions, except per share amounts)
Net Sales	$115.1	$108.9	5.7%
Gross Profit	$66.6	$63.5	4.9%
Gross Margin	57.9%	58.3%	(40)bps
Net income (loss) allocable to Brilliant Earth Group, Inc. (1)	$0.0	$(0.2)	112.0%
Net income (loss), as reported	$0.8	$(1.1)	175.7%
Net income (loss) margin	0.7%	(1.0)%	170bps
Adjusted net income (3)	$3.2	$1.1	190.9%
GAAP Diluted EPS (2)	$0.01	$(0.01)	200.0%
Adjusted Diluted EPS (3)	$0.03	$0.01	200.0%
Adjusted EBITDA (3)	$5.8	$3.2	81.3%
Adjusted EBITDA margin (3)	5.0%	2.9%	210bps

Six Month Results

	YTD June 2026	YTD June 2025	% Change*
Total Orders	98,134	98,070	0.1%
AOV	$2,187	2,068	5.8%
($ in millions, except per share amounts)
Net Sales	$214.6	$202.8	5.8%
Gross Profit	$120.7	$118.5	1.9%
Gross Margin	56.2%	58.4%	(220)bps
Net loss allocable to Brilliant Earth Group, Inc. (1)	$(1.5)	$(0.6)	(150.0)%
Net loss, as reported	$(7.6)	$(4.4)	(73.8)%
Net loss margin	(3.5)%	(2.2)%	(130)bps
Adjusted net income (loss) (3)	$(1.7)	$0.7	(342.9)%
GAAP Diluted EPS (2)	$(0.09)	$(0.04)	(125.0)%
Adjusted Diluted EPS (3)	$(0.02)	$0.01	(300.0)%
Adjusted EBITDA (3)	$1.1	$4.3	(75.0)%
Adjusted EBITDA margin (3)	0.5%	2.1%	(160)bps
*nm - Not meaningful
*Percentage changes may not recalculate due to rounding
(1)    Represents net income (loss) allocable to Brilliant Earth Group, Inc. during the three and six months ended June 30, 2026 and 2025.
(2)    Represents GAAP Diluted EPS during the three and six months ended June 30, 2026 and 2025.
(3)    Adjusted net income (loss), Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

2026 Outlook

Third Quarter

Net Sales Growth	Approximately flat y/y
Adjusted EBITDA $	$3 - $5M
Full Year

Net Sales	$459 - $462M
Adjusted EBITDA $	$13 - $15M
Outlook assumes tariffs and metal prices as of August 4th, 2026.

Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss second quarter 2026 results and business outlook today, August 6, 2026, at 8:30 a.m. ET/5:30 a.m. PT. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. Investors and analysts interested in participating on the call are invited to dial +1-800-715-9871 from the US or +1-646-307-1963 internationally and reference Conference ID: 8419663. A replay of the event will be available approximately two hours following the conclusion of the call and remain available on the Brilliant Earth investor website after the live webcast concludes. The replay will be available for one year following the webcast.

About Brilliant Earth
Brilliant Earth is an industry-disrupting global leader in ethically sourced fine jewelry. The Company's mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. With a premium brand, curated proprietary product assortment, seamless omnichannel shopping experience, and asset-light, data driven business model, Brilliant Earth is transforming the jewelry industry. The Company reported Net Sales of $437 million for the full year 2025. Headquartered in San Francisco, CA, Brilliant Earth has 43 showrooms and counting across the United States and has served customers in over 50 countries worldwide.

Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income (loss), Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) excluding interest expense, income taxes, depreciation expense, amortization of cloud-based software implementation costs, showroom pre-opening expense, equity-based compensation expense, certain non-operating expenses and income, and other unusual and/or infrequent costs, which that we do not consider in our evaluation of ongoing performance of our core operations. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted Earnings Per Share as Adjusted Net income (loss), divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income (loss) and Adjusted Diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define net cash as cash and cash equivalents less the total principal balance of our outstanding debt. We define Bookings for each period as the dollar value of confirmed orders as of the date of order placement. We believe Bookings, which represent a measure of gross sales and potential future Net Sales, provide useful information to investors to assess the performance of our business. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We define average selling price, or ASP, as the total retail sales price of products sold in a given period divided by the total number of product units sold during that same period. We believe that AOV and ASP are measures that are useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV and ASP may also fluctuate as we expand into and increase our presence in additional product types and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, and management's plans and objectives for future operations, including among others, statements regarding expected growth, introduction of new products, showroom and international expansion, market opportunity, capital expenditures, marketing and technology investments, liquidity and capital needs, tariff and macroeconomic impacts and any potential future declarations of cash dividends are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and repurposed precious metals such as gold; increases in labor costs for manufacturing such as wage rate increase, as well as inflation, and energy prices; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary or inflationary conditions, governmental instability, the impact of any changes in trade policy, including the imposition of new or increased tariffs on goods imported into the United States and any resulting retaliatory trade actions by other governments, war and fears of war, and natural disasters; our ability to cost-effectively turn existing customers into repeat customers or acquire new customers; our rapid growth in recent years and limited operating experience at our current scale of operations and our ability to manage growth effectively; increased lead times, supply shortages and supply changes; our plans to expand showrooms in the United States; our ability to compete in the fine jewelry retail industry; our ability to maintain and enhance our brand and to engage or expand our customers base; our ability to expand our sales and marketing capabilities and achieve broader market acceptance of our e-commerce and omnichannel approach; our ability to manage our inventory balances and shrinkage; a decline in sales of Design Your Own rings; our ability to predict operating results; our heavy reliance on our information technology systems and those of our third-party vendors and service providers to safeguard confidential information and any significant failure, inadequacy or interruption of these systems, security breaches or loss of data; the impact of environmental, social, and governance matters on our business and reputation; risks related to our e-commerce and omnichannel business; our ability anticipate and respond to changes in consumer preferences and shopping patterns and introduce new products and programs; our dependence on distributions from Brilliant Earth, LLC to pay our taxes and expenses, including payments under the Tax Receivable Agreement; our obligations under the Tax Receivable Agreement, which confers certain benefits upon the Continuing Equity Owners that will not benefit holders of our Class A common stock to the same extent; risks related to our organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission on March 17, 2026, and is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:
investorrelations@brilliantearth.com

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$115,111	$108,936	$214,615	$202,820
Cost of sales	48,467	45,432	93,903	84,274
Gross profit	66,644	63,504	120,712	118,546
Operating expenses:
Marketing and advertising	26,235	26,271	49,757	49,233
General and administrative	39,963	38,446	79,390	74,049
Total operating expenses	66,198	64,717	129,147	123,282
Income (loss) from operations	446	(1,213)	(8,435)	(4,736)
Interest expense	—	(895)	—	(2,010)
Other income, net	396	1,138	824	2,378
Income (loss) before income taxes	842	(970)	(7,611)	(4,368)
Income tax expense	—	(143)	—	(12)
Net income (loss)	842	(1,113)	(7,611)	(4,380)
Net income (loss) allocable to non-controlling interest	822	(947)	(6,120)	(3,748)
Net income (loss) allocable to Brilliant Earth Group, Inc.	$20	$(166)	$(1,491)	$(632)

Earnings per share:
Basic	$—	$(0.01)	$(0.09)	$(0.04)
Diluted	$0.01	$(0.01)	$(0.09)	$(0.04)
Weighted average shares of common stock outstanding:
Basic	16,452,498	14,552,477	16,133,940	14,333,268
Diluted	101,681,331	14,552,477	16,133,940	14,333,268

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$74,948	$79,089
Restricted cash	127	349
Inventories, net	53,315	53,238
Prepaid expenses and other current assets	11,068	12,052
Total current assets	139,458	144,728
Property and equipment, net	18,103	19,622
Operating lease right of use assets	35,697	31,879
Other assets	3,485	4,674
Total assets	$196,743	$200,903

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$28,294	$24,804
Accrued expenses and other current liabilities	26,298	35,732
Deferred revenue	26,918	22,671
Current portion of operating lease liabilities	6,993	6,896
Total current liabilities	88,503	90,103

Operating lease liabilities	34,928	31,163
Total liabilities	123,431	121,266

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Class A common stock, $0.0001 par value, 1,200,000,000 shares authorized; 17,455,154 shares issued and 16,880,477 shares outstanding at June 30, 2026; 16,092,701 shares issued and 15,518,024 shares outstanding at December 31, 2025	2	2
Class B common stock, $0.0001 par value, 150,000,000 shares authorized; 35,822,342 shares outstanding at June 30, 2026 and December 31, 2025, respectively	4	4
Class C common stock, $0.0001 par value, 150,000,000 shares authorized; 49,119,976 shares outstanding at June 30, 2026 and December 31, 2025, respectively	5	5
Class D common stock, $0.0001 par value, 150,000,000 shares authorized; none issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	17,368	16,024
Treasury stock, at cost; 574,677 and 574,677 shares at June 30, 2026 and December 31, 2025, respectively	(1,094)	(1,094)
Accumulated deficit	(4,131)	(2,640)
Stockholders' equity attributable to Brilliant Earth Group, Inc.	12,154	12,301
Non-controlling interests attributable to Brilliant Earth, LLC	61,158	67,336
Total stockholders' equity	73,312	79,637
Total liabilities and stockholders' equity	$196,743	$200,903

GAAP to Non-GAAP Reconciliations
(Unaudited and dollars in thousands, except per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$842	$(1,113)	$(7,611)	$(4,380)
Interest expense	—	895	—	2,010
Income tax expense	—	143	—	12
Depreciation expense	1,654	1,544	3,269	3,032
Amortization of cloud-based software implementation costs	225	204	445	366
Showroom pre-opening expense	374	319	560	901
Equity-based compensation expense	1,278	2,328	2,806	4,697
Other income, net (1)	(396)	(1,138)	(824)	(2,378)
Other expenses(2)	1,793	—	2,420	—
Adjusted EBITDA	$5,770	$3,182	$1,065	$4,260
Net income (loss) margin	0.7%	(1.0)%	(3.5)%	(2.2)%
Adjusted EBITDA margin	5.0%	2.9%	0.5%	2.1%
`
(1)Other income, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.
(2) These expenses are those that we did not incur in the normal course of business. For the three months ended June 30, 2026, these expenses include a $1.8 million charge for write-off of information technology projects. For the six months ended June 30, 2026, these expenses also include a $0.6 million charitable contribution.

ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) attributable to Brilliant Earth Group, Inc., as reported (1)	$20	$(166)	$(1,491)	$(632)
Net income (loss) impact from assumed redemption of all LLC Units to common stock (2)	822	(947)	(6,120)	(3,748)
Net income (loss), as reported	842	(1,113)	(7,611)	(4,380)
Income tax (expense) benefit associated with conversion (3)	(207)	241	1,540	953
Tax effected net income (loss) after assumed conversion	635	(872)	(6,071)	(3,427)
Equity-based compensation expense	1,278	2,328	2,806	4,697
Showroom pre-opening expense	374	319	560	901
Other expenses (4)	1,793	—	2,420	—
Tax impact of adjustments	(867)	(673)	(1,456)	(1,424)
Adjusted Net Income (Loss)	$3,213	$1,102	$(1,741)	$747
Diluted weighted average of common stock assumed outstanding	101,681,331	14,552,477	16,133,940	14,333,268
Adjustments:
Vested LLC Units that are exchangeable for common stock(5)	—	84,961,455	84,942,318	84,954,564
Unvested LLC Units that are exchangeable for common stock(5)	—	—	—	2,859
RSUs	—	144,216	308,971	123,922
Adjusted diluted weighted average of common stock assumed outstanding	101,681,331	99,658,148	101,385,229	99,414,613

Diluted earnings per share:
As reported	$0.01	$(0.01)	$(0.09)	$(0.04)
As adjusted	$0.03	$0.01	$(0.02)	$0.01
(1)Represents net income (loss) allocable to Brilliant Earth Group, Inc. for the three and six months ended June 30, 2026 and 2025.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)These expenses are those that we did not incur in the normal course of business. For the three months ended June 30, 2026, these expenses include a $1.8 million charge for write-off of information technology projects. For the six months ended June 30, 2026, these expenses also include a $0.6 million charitable contribution.
(5)Assumes the exchange of all outstanding LLC units for shares of common stock, resulting in the elimination of the non-controlling interest and recognition of the net loss attributable to non-controlling interest.